                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statements of Saks Incorporated (formerly Proffitt's, Inc.) listed below of our report dated March 16, 1999, on our audits of the consolidated financial statements of Saks Incorporated and Subsidiaries as of January 30, 1999 and January 31, 1998 and for each of the three years in the period ended January 30, 1999 which report is incorporated by reference in this Annual Report on Form 10-K for the years ended January 30, 1999.

                       Registration Statements on Form S-3
                              Registration Numbers
                                    333-66755
                                    333-71933

                       Registration Statements on Form S-4
                              Registration Numbers
                                    333-09043
                                    333-41563
                                    333-60123

                       Registration Statements on Form S-8
                              Registration Numbers
                                    33-46306
                                    33-88390
                                    333-00695
                                    333-25213
                                    333-47535
                                    333-66759


Birmingham, Alabama
April ____, 1999